As filed with the Securities and Exchange Commission on December 23, 2003

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

Under

THE SECURITIES ACT OF 1933

TIBCO SOFTWARE INC.

(Exact name of Registrant as specified in its charter)

Delaware	77-0449727
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

3303 Hillview Avenue

Palo Alto, California 94304

Address of principal executive offices, including zip code

1996 STOCK OPTION PLAN

(Full title of the plan)

Christopher G. O’Meara

Executive Vice President, Finance and

Chief Financial Officer

TIBCO Software Inc.

3303 Hillview Avenue

Palo Alto, CA 94304

(Name and address of agent for service)

(650) 846-1000

(Telephone number, including area code, of agent for service)

Copy to:

Brian C. Erb, Esq.

Wilson Sonsini Goodrich & Rosati

Professional Corporation

650 Page Mill Road

Palo Alto, CA 94304

(650) 493-9300

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee

Common Stock $.001 par value	10,668,311 shares	$6.11	$65,183,380.21	$5,273.34

(1)	This Registration Statement shall also cover any additional shares of Common Stock which become issuable under the Plan being registered pursuant to this Registration Statement by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without the receipt of consideration which results in an increase in the number of the Registrant’s outstanding shares of Common Stock.
(2)	Estimated in accordance with Rule 457(h) and Rule 457(c) solely for the purpose of calculating the registration fee of shares reserved for future issuance under the Registrant’s 1996 Stock Option Plan, based upon the average of the high and low sales prices of the Registrant’s Common Stock on December 17, 2003 as reported on the Nasdaq National Market.

The Registration Statement shall become effective upon filing in accordance with Rule 462 under the Securities Act of 1933.

TIBCO SOFTWARE INC.

REGISTRATION STATEMENT ON FORM S-8

GENERAL INSTRUCTION E INFORMATION

This Registration Statement is being filed for the purpose of increasing the number of securities of the same class as other securities for which a Registration Statement of the Registrant on Form S-8 relating to the same employee benefit plan is effective.

Registrant’s Form S-8 Registration Statements filed with the Securities and Exchange Commission on December 20, 2002 (File No. 333-102082), May 21, 2002 (File No. 333-88770), December 21, 2001 (File No. 333-75736), December 22, 2000 (File No. 333-52644), February 10, 2000 (File No. 333-30088) and October 12, 1999 (File No. 333-88811) are hereby incorporated by reference.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference

The following documents previously filed by Registrant with the Commission are hereby incorporated by reference in this Registration Statement:

(1)	Registrant’s Annual Report on Form 10-K for the fiscal year ended November 30, 2002;

(2)	Registrant’s Quarterly Reports on Form 10-Q for the quarters ended February 28, 2003, May 31, 2003 and August 31, 2003;

(3)	Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on December 23, 2003; and

(4)	The description of our common stock from our Registration Statement on Form 8-A filed with the Securities and Exchange Commission on July 1, 1999.

In addition, all documents subsequently filed by Registrant pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act of 1934 prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

Item 8.	Exhibits

Exhibit Number	Description
4.1*	1996 Stock Option Plan
5.1	Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation
23.1	Consent of PricewaterhouseCoopers LLP, Independent Accountants
23.2	Consent of KPMG LLP, Independent Accountants
23.3	Consent of Wilson Sonsini Goodrich & Rosati, Professional Corporation (included in Exhibit 5.1).
24.1	Power of Attorney (see page 2)

*	Incorporated by reference to the Registrant’s Registration Statement on Form S-1 (File No. 333-78195), declared effective by the Commission on July 13, 1999.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Palo Alto, State of California, on this 23rd day of December, 2003.

TIBCO SOFTWARE INC.

By:	/s/ Christopher G. O’Meara

Christopher G. O’Meara
Executive Vice President, Finance and Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Christopher G. O’Meara as his or her attorney-in-fact, with full power of substitution in each, for him or her in any and all capacities to sign any amendments to this Registration Statement on Form S-8, and to file the same, with exhibits thereto and other documents in connection therewith, with the Commission, hereby ratifying and confirming all that said attorney-in-fact, or his substitutes, may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Vivek Y. Ranadivé Vivek Y. Ranadivé	President, Chief Executive Officer, Chairman of the Board and Director (Principal Executive Officer)	December 23, 2003

/s/ Christopher G. O’Meara Christopher G. O’Meara	Executive Vice President, Finance and Chief Financial Officer (Principal Financial Officer)	December 23, 2003

/s/ Marcia Gutierrez Marcia Gutierrez	Director of Accounting (Principal Accounting Officer)	December 23, 2003

/s/ Naren Gupta Naren Gupta	Director	December 23, 2003

/s/ Peter Job Peter Job	Director	December 23, 2003

/s/ William A. Owens William A. Owens	Director	December 23, 2003

/s/ Philip K. Wood Philip K. Wood	Director	December 23, 2003

INDEX TO EXHIBITS

Exhibit Number	Description
4.1*	1996 Stock Option Plan
5.1	Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation
23.1	Consent of PricewaterhouseCoopers LLP, Independent Accountants
23.2	Consent of KPMG LLP, Independent Accountants
23.3	Consent of Wilson Sonsini Goodrich & Rosati, Professional Corporation (included in Exhibit 5.1).
24.1	Power of Attorney (see page 2)

*	Incorporated by reference to the Registrant’s Registration Statement on Form S-1 (File No. 333-78195), declared effective by the Commission on July 13, 1999.